EXHIBIT 4.55



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULES 701 AND 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE HOLDER HEREOF MAY NOT ENGAGE IN HEDGING TRANSACTIONS WITH REGARD TO SUCH SECURITIES UNLESS IN COMPLIANCE WITH THE ACT.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE HEREWITH.

                            Warrant to Purchase up to
                          2,667 Shares of Common Stock
                              of The RiceX Company


         WHEREAS, reference is made to that certain Subscription Agreement, dated of even date herewith (the "Subscription Agreement"), pursuant to which The RiceX Company, a Delaware corporation (the "Company"), sold and E. Norton Darnell ("Investor") purchased units representing an aggregate of 2,667 shares of Common Stock of the Company ("Common Stock") and a Warrant to purchase an aggregate of 2,667 shares of Common Stock; and

         WHEREAS, this Warrant shall represent the Warrant to be granted to Investor pursuant to the terms of the Subscription Agreement.

         NOW, THEREFORE, the Company and Investor agree as follows:

                  1. GRANT. On the terms and subject to the conditions set forth herein, Investor is hereby granted the right to purchase, at any time during the Exercise Period (as hereinafter defined), up to 2,667 shares of Common Stock (the "Warrant Shares") of the Company at the Exercise Price (as defined below and as subject to adjustment as provided in Article 5 hereof).

                  2.       EXERCISE OF WARRANT.

                           2.1 EXERCISE PERIOD. This Warrant is exercisable
at any time during the three (3) year period commencing on the date hereof (the "Exercise Period").

                           2.2 CASH EXERCISE. The Warrant is exercisable at a
price of per Warrant Share equal to the Exercise Price (as hereinafter defined) payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 5 hereof. Upon surrender of this Warrant with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Warrant Shares purchased, at the Company's principal offices, Investor (or other registered holder of this Warrant (the "Holder") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole or in part (but not as to fractional Warrant Shares). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant, the Company shall cancel said Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares purchasable thereunder.

                           2.3 CASHLESS EXERCISE. At any time during the
Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of shares of Common Stock determined in accordance with this Section 2.3, by surrendering this Warrant at the principal office of the Company accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares of Common Stock issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then-current Exercise Price by (B) the market value of a share of Common Stock on the Exchange Date, as determined by the closing price or closing bid price of the Company's Common Stock as reported by the Over-the-Counter Bulletin Board Market (the "OTC"), the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or by a national exchange or, if the Common Stock is not listed on the OTC, on NASDAQ or on an exchange, as determined in good faith by the Board of the Directors of the Company. Warrants exchanged for shares of Common Stock shall no longer entitle the holder thereof to purchase Warrant Shares.

                           2.4 ISSUANCE OF CERTIFICATES. Upon the exercise of
this Warrant pursuant to Section 2.2 or Section 2.3 above, the issuance of certificates representing the Warrant Shares purchased shall be made forthwith without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Upon exercise, in whole or in part, of this Warrant, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

                  3.       RESTRICTIONS ON TRANSFER OF WARRANTS.

                           3.1 RIGHT OF FIRST REFUSAL. The transfer of this
Warrant and the Warrant Shares issuable upon exercise of this Warrant is subject to a right of first refusal in favor of the Company and other restrictions on transferability set forth in the Subscription Agreement, and the terms of conditions of such right of first refusal and such other restrictions on transferability are incorporated by reference into this Warrant as if fully set forth herein.

                           3.2 SECURITIES ACT RESTRICTIONS. Investor, by his
acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution thereof, and that neither this Warrant nor, if exercised, any Warrant Shares, may be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
(iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to the issuer, stating that an exemption from registration under such Act is available.

                  4. EXERCISE PRICE AND ADJUSTED EXERCISE PRICE. Subject to adjustment as set forth in Section 5, the exercise price of the Warrant Shares (the "Exercise Price") shall be determined as follows:

                                    (a) In the event that this Warrant is
exercised, in whole or in part, during the one year period commencing on the date of this Warrant, the Exercise Price applicable to the Warrant Shares so purchased shall be equal to $1.00 per Warrant Share;

                                    (b) In the event that this Warrant is
exercised, in whole or in part, during the one year period commencing upon the expiration of one year from the date of this Warrant, the Exercise Price applicable to the Warrant Shares so purchased shall be equal to $1.25 per Warrant Share; and

                                    (c) In the event that this Warrant is
exercised, in whole or in part, during the one year period commencing upon the expiration of two years from the date of this Warrant, the Exercise Price applicable to the Warrant Shares so purchased shall be equal to $1.50 per Warrant Share.

                  5.       ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF
WARRANT SHARES.

                           5.1 STOCK SPLIT, STOCK DIVIDEND, SUBDIVISION AND
COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock (including by way of a stock dividend), the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5.1, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Warrant Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                           5.2 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC.
In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owners of the Warrant Shares underlying the Warrant at a price equal to the product of (x) the number of shares of Common Stock issuable upon conversion of the Warrant Shares and (y) the Exercise Price prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrant.

                           5.3 REDEMPTION OF WARRANT; REDEMPTION OF WARRANT
SHARES. Notwithstanding anything to the contrary contained in the Warrant or elsewhere, the Warrant cannot be redeemed by the Company under any circumstances.

                           5.4 DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT
TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of the Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock (which shall be governed by Section 5.1) or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the Warrant shall thereafter be entitled, in addition to the securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that he would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 5.4.

                           5.5 SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK
OR OTHER SECURITIES. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of the Warrant issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder of the unexercised Warrant shall be entitled, in addition to the securities receivable upon the exercise of the Warrant, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

                  6. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  7. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares.

                  8. RESERVATION OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock (or other securities) as shall be issuable upon such exercise. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

                  9. NOTICES TO WARRANT HOLDER. If, at any time prior to the expiration or exercise of this Warrant, any of the following events shall occur:

                                    (a) the Company shall take a record of
the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                                    (b) the Company shall offer to all the
holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                                    (c) a dissolution, liquidation or winding
up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice to the Holder of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                                    (a) If to the registered Holder of the
Warrant, to the address of such Holder as shown on the books of the Company;
or

                                    (b) If to the Company, to the address set
forth on the signature page of this Warrant or to such other address as the Company may designate by notice to the Holder.

                  11. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and assigns hereunder.

                  12. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

                  13. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.




                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

Dated:  February 11, 2000              THE RICEX COMPANY



                                       By:
                                          ------------------------------------
                                       Name     Daniel L. McPeak
                                       Title:   Chairman of the Board and
                                                Chief Executive Officer

ACCEPTED BY AND AGREED TO:

E. NORTON DARNELL



----------------------------

                              ELECTION TO PURCHASE

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase _________ shares of Common Stock of The RiceX Company (or its successor) and herewith tenders in payment for such shares cash or a check payable to the order of The RiceX Company in the amount of $_______, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of __________________, whose address is __________________, and that such Certificate be delivered to __________________, whose address is
______________________________.

Dated:                              Signature:
       -----------------                      --------------------------------
                                              (Signature must conform in
                                               all respects to name of
                                               holder as specified on the
                                               face of the Warrant
                                                Certificate.)


                                              --------------------------------


                                              --------------------------------
                                              (Insert Social Security or Other
                                              Identifying Number of Holder)

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ______________________ (Please print name and address of transferee) this Warrant
[or a portion of this Warrant equal to ____________ shares of Common Stock], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:              Signature:
                              ------------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                              -------------------------------


                              -------------------------------
                              (Insert Social Security or Other
                              Identifying Number of Assignee)